ACCOUNTS RECEIVABLE FINANCING AGREEMENT

This Agreement is made on **November 9, 2020** by and between:

FLEXIBLE FUNDING LTD. LIABILITY CO. ("FLEXIBLE FUNDING"), with offices at One Embarcadero Center, Suite 1510, San Francisco, California 94111, and **TEKUMO, LLC and SEQUENZA, INC as co - borrowers** (hereafter "TEKUMO "), with offices at 555 Middle Creek Parkway #100, Colorado Springs, CO, 80921, . The parties hereto hereby agree as follows:

FLEXIBLE FUNDING hereby agrees to provide TEKUMO services as more fully set forth and specified this Agreement. Such services shall include: (1) establishing and maintaining for TEKUMO 's benefit an "open end" credit program, as defined under California Financial Code § 26500, using as collateral the assignment by TEKUMO to FLEXIBLE FUNDING of all present and future accounts ("*Accounts Receivable*") that may result from services and sales provided to TEKUMO 's customers ("*Account Debtor*"); (2) administering the *Accounts Receivable* created thereby; and providing such other services as more fully described in below. This Agreement constitutes the sole understanding between the parties and modification may only be made by a written amendment executed by both parties.

The laws of the State of California and the California Commercial Code shall govern the construction of this Agreement and the rights and duties of the parties hereunder. All terms used and not otherwise defined herein shall have the meaning set forth in the Uniform Commercial Code ("UCC").

ACCOUNTS MANAGEMENT

1. TEKUMO shall, before execution of any agreement with an *Account Debtor* in connection with which TEKUMO desires FLEXIBLE FUNDING to provide services under this Agreement, provide to FLEXIBLE FUNDING the *Account Debtor's* legal name, address, phone number, and other information that may be requested. FLEXIBLE FUNDING may conduct a credit investigation of such *Account Debtor*. In addition, FLEXIBLE FUNDING may notify TEKUMO of such investigation and share information so received. FLEXIBLE FUNDING may establish or modify a maximum credit limit for any *Account Debtor*, without waiving its right at any subsequent time to terminate or modify any prior acceptance.

2. TEKUMO shall provide to FLEXIBLE FUNDING each week (hereafter "Invoice Pack"):

   2.1 Detail of all *Accounts Receivable* obligations (which may include, but not limited to, invoices, aging reports, spreadsheets, access to accounting programs, and/or access to online portals);
   2.2 Supporting information (which may include, but not limited to, signed time cards, timecard data or access, access to online portals identifying timecard information) in a format acceptable to FLEXIBLE FUNDING; and
   2.3 A listing of all unpaid *Accounts Receivable* in a format acceptable to FLEXIBLE FUNDING.

3. TEKUMO warrants and guarantees:

   3.1 That the services described within *Invoice Pack* were in fact rendered and that the *Accounts Receivable* evidenced thereby are and will continue to be genuine, bona fide and collectable and without right of offset, counterclaim or right of return or cancellation.

   3.2 Should it be notified by *Account Debtor* of any disputes, or of any right of offset, counterclaim or right of return or cancellation against *Account Debtor's* obligation to TEKUMO , it will immediately notify FLEXIBLE FUNDING, in writing.

4. FLEXIBLE FUNDING shall provide to TEKUMO , after submission of an *Invoice Pack* a Loan Report, which is a request for funds that captures the current state of TEKUMO 's Flexible Funding account: e.g., current *Accounts Receivable* balance; new billings and new collections (since the prior loan request), the then available loan amount, the current funding request and associated funding fees ("*Loan Report*"). TEKUMO agrees that it will, within ten (10) days, notify FLEXIBLE FUNDING of dispute with any of the entries of the *Loan Report*.

5. **TEKUMO agrees that all invoices to *Account Debtors* shall designate TEKUMO as the named payee, with specific remittance instructions as FLEXIBLE FUNDING designates. Currently the designated address is P.O. Box 7064, San Francisco, CA 94120, or electronically deliver to the following FLEXIBLE FUNDING account:**

   Bank Name: Wells Fargo Bank
   ABA: 121000248 • Account Name: Flexible Funding • Account No: 4428952527 • Phone: 415-391-4320

6. **The only address on invoices shall be the remittance address designated above (P.O. Box 7064, San Francisco, CA 94120). If any payment is received by TEKUMO , either physically or electronically:**

- TEKUMO shall hold such payment irrevocably in trust for FLEXIBLE FUNDING, separate and apart from TEKUMO 'S own funds,
- TEKUMO shall deliver such payment within one (1) business day to FLEXIBLE FUNDING in the identical form in which it was received,
- TEKUMO shall promptly notify the *Account Debtor* in writing to send future payments as set forth in paragraph 5.

TEKUMO shall execute all authorizations or other documents requested to establish and maintain FLEXIBLE FUNDING's authority to accept, endorse and deposit all *Account Debtor* remittances to the bank account of FLEXIBLE FUNDING. TEKUMO hereby appoints FLEXIBLE FUNDING its agent for the purpose of executing all authorizations or other documents to establish and maintain FLEXIBLE FUNDING's authority to accept, endorse and deposit all electronic *Account Debtor* remittances (such as ACH) to the bank account of FLEXIBLE FUNDING.

6. Upon request from TEKUMO entered through FLEXIBLE FUNDING's online portal, FLEXIBLE FUNDING shall forward within one (1) business day to TEKUMO a loan and collection report summarizing all current transactions to and from TEKUMO 's account.

ADVANCES; COMPENSATION TO FLEXIBLE FUNDING

7. Upon receipt of a funding request from TEKUMO as entered through FLEXIBLE FUNDING's online portal and *Invoice Pack*, FLEXIBLE FUNDING shall, within one (1) business day, advance funds to such bank account as TEKUMO shall designate. The amount of each such advance shall be specified on the *Loan Report* with the maximum advance equal to the *Loanable Amount* (as defined below) less the aggregate amount of any and all outstanding loan balances hereunder. In the event that the aggregate loan balance outstanding hereunder at any time exceeds the *Loanable Amount*, TEKUMO shall pay such excess to FLEXIBLE FUNDING**.**

9. TEKUMO agrees, in consideration for funds loaned to it by FLEXIBLE FUNDING under this Agreement, to pay to FLEXIBLE FUNDING a funding fee for funds loaned ("*Funding Fee*"), such fee to be charged to TEKUMO with each *Loan Report*. The Funding Fee to be charged on any monies loaned under this agreement shall be calculated as set forth below and as agreed to in the FLEXIBLE FUNDING *Loan Report*:

9.1 The total amount of funds available to TEKUMO under this open ended credit program shall be the sum equal to **90%** of the aggregate net face amount of all outstanding, unpaid invoices that are (1) not over **90 days** unpaid; (2) have not been disqualified by FLEXIBLE FUNDING for credit or other reason(s); and (3) are not disputed by the CLIENT, minus the amount of any outstanding loan amounts.

9.2 In respect of each new funding request, the following rates shall be used to calculate the *Funding Fee* withheld from funds loaned:

- **.5%** (50/100 of one percent) of the loaned amount;

- Additionally, interest shall accrue on the average daily outstanding loan balance at the daily rate of: the U.S. Prime Rate + 7%, ("*Accrued Interest*") and be payable in arrears on the "*Interest Payment Date*" defined as: the first to occur of (i) an advance of funds by FLEXIBLE FUNDING to TEKUMO hereunder, or (ii) the last day of the month in which it accrues. Future increases or decreases in the U.S. Prime Rate, as quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate, shall be passed through as a commensurate increase (or decrease) to the original rate in the rates specified above.

9.3 In no event shall TEKUMO 's aggregate indebtedness on the line of credit at any one time exceed, without FLEXIBLE FUNDING's prior written approval, more than **$3,000,000.00** (Three Million Dollars, the "*Limit*"). In the event that the balance owing on the line of credit under this Agreement exceeds the Limit, or in the event that said line of credit exceeds the percentage set forth above of the value of eligible *Accounts Receivable*, as determined by FLEXIBLE FUNDING, TEKUMO understands and agrees that there shall be no further advances on the line of credit to the undersigned unless and until TEKUMO pays the amount of excess, (the "*Over Advance*"), and TEKUMO hereby promises to pay such excess upon demand of FLEXIBLE FUNDING.

COLLATERAL

10. TEKUMO hereby grants to FLEXIBLE FUNDING ("Secured Party") a continuing lien upon and security interest in all of TEKUMO 's now existing and hereafter arising rights and interests in the following property (hereinafter the "*Collateral*"):

> All accounts receivable, accounts, rights to receive payment for services rendered whether by contract or otherwise, rights to liquidated damages, claims for unliquidated debts (the "Accounts") now existing or hereafter created arising from any business (whether or not such accounts are evidenced by time cards created in connection with the performance of services by employees or agents); and all proceeds from such accounts, including without limitation, all cash monies, bank accounts, deposit accounts and similar accounts of any kind; and all present and future books and records including, without limitation, all computer programs, printed output, and computer readable data relating to any of the above in the possession or control of assignor, any computer service bureau, Secured Party, or any third party.
>
> Notice -- pursuant to an agreement between TEKUMO and Secured Party, TEKUMO has agreed to not further encumber the *collateral* described herein.

Note – the section above may be used as the Collateral Description in FLEXIBLE FUNDING'S UCC Financing Statement.

10.1 TEKUMO agrees to not further encumber the *Collateral* described herein.

11. FLEXIBLE FUNDING shall have the continuing and exclusive right to reapply or reverse and reapply any and all payments by TEKUMO to any portion of the obligations of TEKUMO hereunder, to the extent that a payment or payments, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received.

12. TEKUMO hereby irrevocably appoints FLEXIBLE FUNDING its agent for the purpose of executing and filing any financing statement or similar document which may be necessary to perfect and continue perfected such security interest under the Uniform Commercial Code. TEKUMO hereby approves and ratifies any financing statement filed by FLEXIBLE FUNDING against TEKUMO prior to the effective date of this Agreement.

12.1 TEKUMO agrees that its grant of a security interest shall be resurrected and acknowledges FLEXIBLE FUNDING's right to file a UCC Financing Statement, in the event that any account debtor payment(s) is/are reapplied or reversed under section 11 of this agreement, even if a prior UCC Financing Statement has been terminated.

13. FLEXIBLE FUNDING may, in its sole discretion, decide to assist the efforts to require *Account Debtors* to pay *Accounts Receivable* obligations directly to the payment instructions outlined in item Paragraph 5 above, with the following actions: (i) notify any *Account Debtor* that its Account has been assigned to FLEXIBLE FUNDING by TEKUMO and that payment thereof shall be made to the order of and directly to FLEXIBLE FUNDING and/or (ii) demand, collect or enforce payment of any *Accounts Receivable*:

13.1. FLEXIBLE FUNDING shall provide two (2) days' notice to TEKUMO before taking the actions set forth above. FLEXIBLE FUNDING shall have no obligation to take any such action and shall have no liability for any failure to collect or enforce payment of any Accounts.

13.2. After an *Event of Default*, FLEXIBLE FUNDING shall be entitled to take the action set forth above, without prior notice to TEKUMO .

14. TEKUMO shall not, without FLEXIBLE FUNDING's prior written consent in each instance: (a) grant an extension of time for payment of any *Account Receivable*; (b) compromise or settle any *Account Receivable* ; (c) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any *Account Receivable.*

15. TEKUMO warrants and represents that (except insofar as TEKUMO and FLEXIBLE FUNDING have expressly otherwise agreed in writing):

15.1. The *Collateral* is free and clear of all liens, encumbrances, security interests and adverse claims other than such as were created by this Agreement in favor of FLEXIBLE FUNDING; and

15.2. All *Accounts Receivable* in the *Invoice Pack* are and at all times will continue to be genuine, bona fide and collectible; and

15.3. No *Account Receivable* included in the calculation of the Available Loan Amount will, when assigned and at all times thereafter, be subject to any dispute, right of offset, counterclaim, or right of cancellation;

15.4. All *Accounts Receivable* included in the calculation of the Available Loan Amount will, when assigned and at all times thereafter, be due and unconditionally payable on terms acceptable to FLEXIBLE FUNDING but never more than ninety (90) days from invoicing, and will conform to the terms expressly set forth on the face of the relevant invoice; no account will be past due at the time assigned; and

15.5. TEKUMO 's books and records do and will fully and accurately reflect all of TEKUMO 's assets and liabilities (absolute and contingent), have been and will be kept in the ordinary course of business in accordance with generally accepted accounting principles consistently applied and all information contained therein is and will be true and correct; and

15.6. All taxes of any governmental or taxing authority due or payable by, or imposed or assessed against, TEKUMO , have been paid and will be paid in full before delinquency; and

15.7. There are no actions or proceedings pending by or against TEKUMO before any court or administrative agency, and there are no pending, threatened, or imminent governmental investigations, or claims, complaints, or prosecutions involving TEKUMO ; and

15.8. TEKUMO has the legal power and authority to enter into this Agreement and to perform and discharge TEKUMO 's obligations hereunder.

15.9. No information furnished by or on behalf of TEKUMO (including but not limited to facts, figures, and representations given) shall contain untrue statements of material fact or omit material facts.

16. Each warranty and representation contained in this agreement shall be deemed repeated with each advance of funds and shall be conclusively presumed to have been relied on by FLEXIBLE FUNDING regardless of any investigation made, or information possessed by FLEXIBLE FUNDING. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements contained in any other document or instrument which TEKUMO shall give, or cause to be given, to FLEXIBLE FUNDING, either now or hereafter.

17. TEKUMO hereby irrevocably appoints FLEXIBLE FUNDING and its designees TEKUMO 's true and lawful attorney in fact, to exercise after an *Event of Default*, all or any of the following powers until all amounts due FLEXIBLE FUNDING have been fully, finally, and indefeasibly paid in full:

17.1. Receive, take, endorse, assign, deliver, accept and deposit, in the name of FLEXIBLE FUNDING or TEKUMO , any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the *Accounts Receivable, Collateral* or the proceeds thereof,;

17.2. Take or bring, in the name of FLEXIBLE FUNDING or TEKUMO , all steps, actions, suits or proceedings deemed by FLEXIBLE FUNDING necessary or desirable to effect collection of or other realization upon the *Accounts Receivable* and/or other *Collateral.*

17.3. To extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all , or *Collateral* and discharge or release any *Account Debtor* or other obligor, without affecting any amounts due hereunder.

In no event will FLEXIBLE FUNDING have any liability to TEKUMO for lost profits or other special or consequential damages.

TERMINATION BY FLEXIBLE FUNDING

18. An event of default ("*Event of Default*") may be deemed to have occurred if any of the following occurs:

18.1. TEKUMO makes any false, misleading or untrue representation or warranty in connection with this Agreement, or fails to comply with any material provision of this Agreement; or

18.2. TEKUMO makes a general assignment for the benefit of its creditors other than FLEXIBLE FUNDING or commences or has commenced against it any proceeding under any Title of the Bankruptcy Code of the United States or under any similar law existing for the relief from creditors; or

18.3. A Receiver or Trustee is appointed for TEKUMO or any proceeding is instituted for the dissolution or full or partial liquidation of TEKUMO ; or

18.4. A sale or transfer is effected of TEKUMO in one or a series of related transactions of fifty percent (50%) or more of the interests of TEKUMO without the prior written approval of FLEXIBLE FUNDING, which approval shall not be unreasonably withheld; or

18.5. Any change occurs in TEKUMO 's business or business structure, including, without limitation, the ownership thereof, or financial condition, or disputes between principals/managers/officers, which, in its sole discretion, causes FLEXIBLE FUNDING to deem itself insecure; or

18.6. Any subordination agreement whereby any indebtedness of TEKUMO to any third party is subordinated to TEKUMO 's obligations to FLEXIBLE FUNDING is amended without the consent of FLEXIBLE FUNDING or is breached or repudiated in any manner by a third party;

18.7. TEKUMO retains or converts moneys properly due to FLEXIBLE FUNDING.

18.8. Any guarantor of TEKUMO 's obligations to FLEXIBLE FUNDING fails to perform or observe any of its obligations to FLEXIBLE FUNDING or notifies FLEXIBLE FUNDING of an intention to rescind, modify, terminate or revoke any guaranty, or any such guaranty ceases to be in full force and effect for any reason whatsoever,

18.9. A federal, state or local tax lien is filed against TEKUMO or its principals;

After an *Event of Default*, FLEXIBLE FUNDING may suspend or terminate FLEXIBLE FUNDING's obligations to make advances and/or render other services hereunder upon notice to TEKUMO that an event of termination has occurred, in which event TEKUMO shall be obligated, without further demand, protest or notice of any kind, to pay immediately to FLEXIBLE FUNDING the full amount of all loans outstanding hereunder. Upon termination, FLEXIBLE FUNDING may take all steps deemed necessary to effect collection of the *Accounts Receivable*.

19. In the absence of conditions set forth in Section 17, FLEXIBLE FUNDING may terminate its obligations under this Agreement provided it has given written notice to TEKUMO at least sixty (60) days prior to the effective date of termination, with all loan amounts becoming immediately due and payable on the effective date of termination.

20. This Agreement and the security interests hereby granted shall remain in effect until such time as all payment obligations to FLEXIBLE FUNDING have been paid and satisfied in full, and FLEXIBLE FUNDING'S General Release is executed by TEKUMO .

21. FLEXIBLE FUNDING will re-assign to TEKUMO any and all interests it may have in the *Collateral* and file a UCC termination statement on or after the 91st day following the later of (a) the date of termination or (2) satisfaction in full of all financial obligations

22. Upon termination of this Agreement, for any reason, by any party, FLEXIBLE FUNDING shall retain, in a non-segregated non-interest bearing account the amount of all Exposed Payments ("Preference Reserve"). FLEXIBLE FUNDING may charge the Preference Reserve with the amount of any Exposed Payments that FLEXIBLE FUNDING pays to a bankruptcy estate on account of a claim asserted under Section 547 of the Bankruptcy Code. FLEXIBLE FUNDING shall refund to TEKUMO the balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of statute of limitations, settlement with the Bankruptcy Estate or otherwise.

23. In the event that payment of the loan amounts outstanding is not made timely by TEKUMO as required in the above paragraphs, then interest on the remaining balance shall accrue and be payable upon demand commencing on the 60th day thereafter. Such interest shall be calculated upon the average daily outstanding loan balance from the date of termination to the date of payment at a rate per annum equal to eighteen percent (18%).

TERMINATION BY TEKUMO

24. In the event that:

24.1. FLEXIBLE FUNDING fails to pay to TEKUMO when due any monies owing to TEKUMO under this Agreement; or

24.2. FLEXIBLE FUNDING fails to perform timely the services to be rendered by FLEXIBLE FUNDING hereunder,

then, TEKUMO may notify FLEXIBLE FUNDING of its intent to terminate this Agreement, which termination shall become effective only upon the payment to FLEXIBLE FUNDING of the full amount of loans outstanding hereunder and any interest payable.

25. TEKUMO may terminate this Agreement at any time, for any reason, provided it has given written notice to FLEXIBLE FUNDING at least sixty (60) days prior to the effective date of termination and further provided that all loan amounts outstanding and interest, if any, payable hereunder shall have been paid in full to FLEXIBLE FUNDING prior to the effective date of termination. Any notice of termination which is not followed by payment in full within sixty (60) days shall be void and ineffective.

25.1 If TEKUMO terminates this Agreement without the required 60 day notice to FLEXIBLE FUNDING, a termination fee of 2% of outstanding funds employed shall be applied.

26. Upon termination of this Agreement for any reason, FLEXIBLE FUNDING shall render an accounting for all *Accounts Receivable* to TEKUMO . Termination of this Agreement shall not relieve or discharge TEKUMO from its payment obligations to FLEXIBLE FUNDING until such time as all payment obligations to FLEXIBLE FUNDING have been paid and satisfied in full.

INSURANCE REQUIREMENTS

27. TEKUMO shall provide FLEXIBLE FUNDING with proof of EMPLOYEE bonding (if required by its' *Account Debtors*), workers compensation and liability insurance. TEKUMO shall notify FLEXIBLE FUNDING of any changes in insurance and shall ensure that FLEXIBLE FUNDING is named on the certificate of insurance list as certificate holder.

INDEMNIFICATION

28. TEKUMO agrees and warrants that under no circumstances are EMPLOYEES of TEKUMO to be considered EMPLOYEES of FLEXIBLE FUNDING for any purpose, including but not limited to, any state or federal wage and hour law, federal withholding, state withholding, withholding to other taxing authority or health benefits program; EMPLOYEES shall at all times be recognized as the employees of TEKUMO for all purposes. TEKUMO shall promptly after each pay period as required, make payments to the Internal Revenue Service for federal taxes; to the State for state taxes; and to any other governmental agency to whom any tax or similar payment obligation is due with respect to EMPLOYEES' activities. TEKUMO shall cause FLEXIBLE FUNDING to be given promptly suitable evidence of all such payments.

29. TEKUMO warrants that all of its EMPLOYEES are legally entitled to be employed in the United States and agrees to defend and hold harmless FLEXIBLE FUNDING, its directors, officers, employees and agents, for any failure on the part of TEKUMO to comply with relevant immigration, non-discrimination, employment and employee-benefit laws.

30. Without limiting any other rights hereunder or under applicable law, TEKUMO hereby agrees to indemnify FLEXIBLE FUNDING and all officers, directors, shareholders, employees and agents thereof (each an "*Indemnified Person*"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "*Indemnified Amounts*") awarded against or incurred by any of them arising out of or relating to the transactions contemplated hereby or the ownership of any *Account Receivable*, including without limitation: (a) any representation or warranty made by TEKUMO or any officers or affiliates that was false or misleading when made; (b) TEKUMO 's breach of applicable law, rule or regulation; (c) any imperfection in FLEXIBLE FUNDING's security or ownership interest in any *Collateral* or *Account Receivable* caused by TEKUMO ; (d) any dispute, claim, offset or defense of any Obligor, including without limitation, any relating to the goods or services related to such *Accounts Receivable* and products liability claims; (e) any avoidance or preference claims made against FLEXIBLE FUNDING and (f) any tax, governmental fee or charge and all interest and penalties thereon. This section shall expressly survive termination or expiration of this agreement.

31. TEKUMO hereby releases, discharges and agrees to hold harmless and indemnify FLEXIBLE FUNDING's banks (including but not limited to Umpqua Bank, City National Bank and Wells Fargo Bank) from any and all actions, suits, causes of action, claims and demands whatsoever, including reasonable attorneys' fees and costs, which TEKUMO has or may have in

the future arising out of the authority TEKUMO has granted to FLEXIBLE FUNDING to accept, endorse and deposit remittances for TEKUMO to any FLEXIBLE FUNDING Deposit Account.

WAIVERS

32. The failure of FLEXIBLE FUNDING or TEKUMO to enforce any of the terms and provisions of this Agreement, or the failure to exercise any right upon a default hereunder shall apply only in the particular instance and shall not operate as a continuing waiver of rights. To the maximum extent permitted under applicable law, TEKUMO hereby irrevocably waives all of the following:

32.1. Any and all rights and remedies now or hereafter conferred by statute or otherwise which may require FLEXIBLE FUNDING to (a) take any judicial proceedings in connection with any Collateral or otherwise use any Collateral in mitigation of FLEXIBLE FUNDING's damages as set forth herein, or (b) proceed against any person or entity liable for any obligations as a condition to or prior to proceeding hereunder; and (c) dispose, sell or otherwise realize upon or collect or apply any personal property, securing any obligations of TEKUMO , as a condition to, or prior to proceeding against TEKUMO hereunder.

NOTICE

33. Any Notice, Request or Demand under this Agreement shall be in writing, with proof of receipt, issued via USPS, Fed Ex, UPS or designated email address.

33.1. Any Notice, Request or Demand shall be deemed received and effective on the day on which it is received.

33.2. Notice of any (a) change of address of principal place of business, (b) state of incorporation, (c) legal business name, or (d) Fictitious Business Name (DBA) by either party shall be in writing and mailed not less than ten (10) days prior to any such change.

33.3. Both parties agree to communicate with one another fully and in good faith, particularly about business conditions, changes, concerns and or other matters pertaining to TEKUMO 's business, and each shall inform the other as soon as possible but not later than Five (5) days after any relevant occurrence.

INSPECTION AND REPORTING

34. FLEXIBLE FUNDING, through its agents or employees, shall have the right to inspect and audit the books and records of TEKUMO at all reasonable times without hindrance or delay at FLEXIBLE FUNDING's expense. TEKUMO shall provide FLEXIBLE FUNDING with copies of its quarterly balance sheet, income statement and Employer's Quarterly Federal Tax Return, Form 941, by the 30th day following the end of each quarter. FLEXIBLE FUNDING may monitor federal tax, state tax, and workers compensation insurance payments TEKUMO is required to make. TEKUMO will provide proof of payment and copies of reports when requested.

35. TEKUMO shall have the right to inspect and audit the books and records of FLEXIBLE FUNDING pertaining to transactions subject to this Agreement upon default by FLEXIBLE FUNDING at TEKUMO 's expense.

ASSIGNMENT & SUCCESSOR ENTITY

36. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors or permitted assigns, and may be assigned by FLEXIBLE FUNDING, but shall not be assignable by TEKUMO without the express, written consent of FLEXIBLE FUNDING.

37. Any attempted assignment by TEKUMO of its rights or obligations under this Agreement without the express, prior written consent of FLEXIBLE FUNDING shall be void, and any permitted assignment will not excuse TEKUMO 's obligations to FLEXIBLE FUNDING without a full release of such obligations and duties, signed by both parties. FLEXIBLE FUNDING may still proceed against TEKUMO on any payment obligation outstanding at the time of assignment until such obligation is indefeasibly fulfilled by TEKUMO or its assigns.

38. The parties anticipate that FLEXIBLE FUNDING may assign its rights in the *Collateral* provided under this Agreement and monies receivable by it hereunder to its lender(s). TEKUMO agrees to such assignment and that any such assignee shall be a third-party beneficiary of this Agreement.

39. In the event any of the current or successive Officers & Directors of *TEKUMO* form a new entity doing business similar to that of *TEKUMO ("Successor Entity")* during the term of this agreement or while *TEKUMO* remains liable to *FLEXIBLE FUNDING* for any obligations under this Agreement, whether corporate, partnership, limited liability TEKUMO or otherwise, the principals hereby acknowledge that such entity shalt be deemed to have expressly assumed the obligations due *FLEXIBLE FUNDING* by *TEKUMO* under this Agreement. Upon the formation of any such entity, *FLEXIBLE FUNDING* shalt be deemed to have been granted an irrevocable power of attorney with authority to execute and file on behalf of the newly formed successor business, a new UCC-1 or UCC-3 financing statement and have it filed with the appropriate secretary of state. *FLEXIBLE FUNDING* shall be held-harmless and be relieved of any liability as a result of *FLEXIBLE FUNDING*'s execution and filing or recording of any such financing statement In addition, *FLEXIBLE FUNDING* shall have the right to notify *Successor Entity*'s account debtors of *FLEXIBLE FUNDING*'s lien rights, its right to collect all *Account Receivable*, and to notify any new lender who has sought to procure a competing lien of *FLEXIBLE FUNDING*'s right in such successor entity's assets.

SEVERABILITY OF PROVISIONS

40. Each and every provision of this Agreement shall be severable from every other provision for the purposes of determining legal enforceability of any such provision or provisions.

DISPUTE RESOLUTION AND JUDICIAL ACTIONS

41. Any dispute between FLEXIBLE FUNDING and TEKUMO arising out of or in connection with this Agreement shall, upon written demand from TEKUMO , be determined by binding arbitration in San Francisco.

42. In the event that one or more party waive or decline to participate in Binding Arbitration, any action shall be filed in the Superior Court or District Court located in San Francisco, California.

43. TEKUMO agrees to reimburse FLEXIBLE FUNDING, on demand, for:

43.1. The actual costs, including photocopying, travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which TEKUMO is a party;

43.2. Upon a finding that it is a prevailing party, the actual amount of all costs and expenses, including attorneys' fees and costs, which FLEXIBLE FUNDING may incur in enforcing this Agreement, regardless of forum or jurisdiction; and

43.3. Any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against TEKUMO , including those (a) arising out the automatic stay, (b) seeking dismissal or conversion of the bankruptcy proceeding or (c) opposing confirmation of TEKUMO 's plan thereunder.

44. IN THE EVENT THAT ONE OR MORE PARTY DECLINES BINDING ARBITRATION, TEKUMO AND FLEXIBLE FUNDING EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING HERETO, ANY DOCUMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. TEKUMO AND FLEXIBLE FUNDING ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO FLEXIBLE FUNDING TO ENTER HEREINTO. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

45. This agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and constructed in accordance with the laws of the State of California, without regard to principles of conflicts of Law.

AUTHORITY AND EFFECTIVENESS

46. TEKUMO. is a duly authorized and existing entity in good standing under the laws of the **State of Colorado**. The execution, delivery and performance of this Agreement and the documents contemplated herein are within TEKUMO 's powers, have been duly authorized, and are not in contravention of any law, the terms of any indenture, agreement or undertaking to which TEKUMO is a party or by which it is bound.

47. TEKUMO hereby authorizes, and FLEXIBLE FUNDING hereby agrees to accept, instructions from any personnel issued a login to the FLEXIBLE FUNDING portal.

48. This Agreement will remain in full force and effect and continue to be effective should: (a) any petition is filed by or against TEKUMO for liquidation or reorganization; (b) TEKUMO become insolvent or make an assignment for the benefit of creditors; or (c) a receiver or trustee be appointed for all or any significant part of TEKUMO 's assets.

49. This Agreement and TEKUMO 's obligations hereunder will continue to be effective or be reinstated, as the case may be, if at any time any payment or performance hereunder is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by FLEXIBLE FUNDING, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made.

FLEXIBILITY AND INTREGRATION

50. FLEXIBLE FUNDING's rights and remedies under this Agreement shall be cumulative and FLEXIBLE FUNDING shall have all other rights and remedies not inconsistent therewith as provided by law. No exercise by FLEXIBLE FUNDING of one right or remedy shall be deemed an election and no waiver by FLEXIBLE FUNDING of any default on TEKUMO 's part shall be deemed a continuing waiver. No delay by FLEXIBLE FUNDING shall constitute a waiver or election.

51. This Agreement supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement November, 9, 2020.

for FLEXIBLE FUNDING LTD. LIABILITY CO.

____________________ ____________________

Steve Capper Paul DeLuca

for TEKUMO , LLC.

____________________ ____________________

Philip Dignan Strings Kozisek

____

Christopher Nichols

for SEQUENZA INC

____

Strings Kozisek

CERTIFICATE COPY OF RESOLUTIONS

RESOLVED, that the Flexible Funding Accounts Receivable Financing Agreement of the date specified below between TEKUMO, LLC. and FLEXIBLE FUNDING LTD. LIABILITY CO. ("FLEXIBLE FUNDING") and all other agreements and documents connected therewith be approved on the terms and conditions as set forth therein;

RESOLVED, that any officer of TEKUMO, LLC is authorized and directed to enter into said Agreement and all other agreements and documents connected therewith and to execute the same for and on behalf of TEKUMO, LLC on the terms and conditions set forth therein;

RESOLVED, that any officer of TEKUMO, LLC is authorized and directed to negotiate, agree upon, execute and deliver, from time to time, in the name of, and on behalf of, TEKUMO, LLC , such agreements, amendments and supplements to said Agreement or any other agreement or document connected therewith, and to perform any and all such acts and things as may be required by FLEXIBLE FUNDING in connection with said Agreement or any other agreement or document connected therewith, or may to him seem necessary or proper to implement and effect complete consummation of said Agreement or any other agreement or document connected therewith in all respects and the purpose set forth in these resolutions;

RESOLVED, that these resolutions shall remain in full force and effect until written notice of their amendment or repeal shall be received by FLEXIBLE FUNDING and until all indebtedness and obligations arising out of said Agreement and all other agreements and documents connected therewith shall have been paid and satisfied in full.

The undersigned, as the duly constituted officer of TEKUMO, LLC does hereby certify that the foregoing is a true and correct copy of the resolution duly adopted at a meeting of the officers of TEKUMO, LLC , duly called, noticed and held on the date specified below at which meeting there was at all time present and acting a quorum of the officers; that said resolutions are in full force and effect; and that the following is a true and correct list of the officers of TEKUMO, LLC :

Date of Flexible Funding Accounts Receivable Financing Agreement: **November 9, 2020**.

Name of business: **TEKUMO , LLC**

Officer's Name: Philip Dignan

Signature: __________________________

Officer's Name: Strings Kozisek

Signature: ___________________________

Officer's Name: Christopher Nichols

Signature: ___________________________

CERTIFICATE COPY OF RESOLUTIONS

RESOLVED, that the Flexible Funding Accounts Receivable Financing Agreement of the date specified below between SEQUENZA , INC. and FLEXIBLE FUNDING LTD. LIABILITY CO. ("FLEXIBLE FUNDING") and all other agreements and documents connected therewith be approved on the terms and conditions as set forth therein;

RESOLVED, that any officer of SEQUENZA, INC is authorized and directed to enter into said Agreement and all other agreements and documents connected therewith and to execute the same for and on behalf of SEQUENZA, INC on the terms and conditions set forth therein;

RESOLVED, that any officer of SEQUENZA, INC is authorized and directed to negotiate, agree upon, execute and deliver, from time to time, in the name of, and on behalf of, SEQUENZA, INC , such agreements, amendments and supplements to said Agreement or any other agreement or document connected therewith, and to perform any and all such acts and things as may be required by FLEXIBLE FUNDING in connection with said Agreement or any other agreement or document connected therewith, or may to him seem necessary or proper to implement and effect complete consummation of said Agreement or any other agreement or document connected therewith in all respects and the purpose set forth in these resolutions;

RESOLVED, that these resolutions shall remain in full force and effect until written notice of their amendment or repeal shall be received by FLEXIBLE FUNDING and until all indebtedness and obligations arising out of said Agreement and all other agreements and documents connected therewith shall have been paid and satisfied in full.

The undersigned, as the duly constituted officer of SEQUENZA, INC does hereby certify that the foregoing is a true and correct copy of the resolution duly adopted at a meeting of the officers of SEQUENZA, INC , duly called, noticed and held on the date specified below at which meeting there was at all time present and acting a quorum of the officers; that said resolutions are in full force and effect; and that the following is a true and correct list of the officers of SEQUENZA, INC :

Date of Flexible Funding Accounts Receivable Financing Agreement: **DATE**.

Name of business: **SEQUENZA, INC**

Officer's Name: Strings Kozisek

Signature: ________________________

UNCONDITIONAL GUARANTY

To induce FLEXIBLE FUNDING LTD. LIABILITY CO., ("FLEXIBLE FUNDING") to extend or to continue to extend financial accommodations to TEKUMO LLC , and SEQUENZA, INC. ("TEKUMO"), the undersigned guarantor ("Guarantor") hereby unconditionally and irrevocably undertakes to FLEXIBLE FUNDING as follows:

1. Promise to Pay and Perform. Guarantor irrevocably guarantees to FLEXIBLE FUNDING the prompt performance of all obligations of TEKUMO of every kind and character owed to FLEXIBLE FUNDING (the "Guaranteed Obligations"). Guarantor shall pay on demand by FLEXIBLE FUNDING all sums due including interest, court costs, and reasonable attorney's fees that may arise due to guarantors default.

2. Waivers by Guarantor. Guarantor waives all rights and defenses arising out of any election of remedies by FLEXIBLE FUNDING, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against TEKUMO by operation of Section 580d of the California code of civil procedure or otherwise.

3. Governing Law. This guaranty shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and constructed in accordance with the laws of the State of California, without regard to principles of conflicts of Law.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty on _____________.

____
Strings Kozisek

Address: ____

Please execute signature in DocuSign, *or* have this page notarized

UNCONDITIONAL GUARANTY

To induce FLEXIBLE FUNDING LTD. LIABILITY CO., ("FLEXIBLE FUNDING") to extend or to continue to extend financial accommodations to TEKUMO LLC , and SEQUENZA, INC. ("TEKUMO"), the undersigned guarantor ("Guarantor") hereby unconditionally and irrevocably undertakes to FLEXIBLE FUNDING as follows:

1. Promise to Pay and Perform. Guarantor irrevocably guarantees to FLEXIBLE FUNDING the prompt performance of all obligations of TEKUMO of every kind and character owed to FLEXIBLE FUNDING (the "Guaranteed Obligations"). Guarantor shall pay on demand by FLEXIBLE FUNDING all sums due including interest, court costs, and reasonable attorney's fees that may arise due to guarantors default.

2. Waivers by Guarantor. Guarantor waives all rights and defenses arising out of any election of remedies by FLEXIBLE FUNDING, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against TEKUMO by operation of Section 580d of the California code of civil procedure or otherwise.

3. Governing Law. This guaranty shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and constructed in accordance with the laws of the State of California, without regard to principles of conflicts of Law.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty on _____________.

____
Philip Dignan

Address: ____

Please execute signature in DocuSign, *or* have this page notarized

UNCONDITIONAL GUARANTY

To induce FLEXIBLE FUNDING LTD. LIABILITY CO., ("FLEXIBLE FUNDING") to extend or to continue to extend financial accommodations to TEKUMO LLC , and SEQUENZA, INC. ("TEKUMO"), the undersigned guarantor ("Guarantor") hereby unconditionally and irrevocably undertakes to FLEXIBLE FUNDING as follows:

1. Promise to Pay and Perform. Guarantor irrevocably guarantees to FLEXIBLE FUNDING the prompt performance of all obligations of TEKUMO of every kind and character owed to FLEXIBLE FUNDING (the "Guaranteed Obligations"). Guarantor shall pay on demand by FLEXIBLE FUNDING all sums due including interest, court costs, and reasonable attorney's fees that may arise due to guarantors default.

2. Waivers by Guarantor. Guarantor waives all rights and defenses arising out of any election of remedies by FLEXIBLE FUNDING, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against TEKUMO by operation of Section 580d of the California code of civil procedure or otherwise.

3. Governing Law. This guaranty shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and constructed in accordance with the laws of the State of California, without regard to principles of conflicts of Law.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty on _____________.

____
Christopher Nichols

Address: ____

Please execute signature in DocuSign, *or* have this page notarized

SEQUENZA, INC

To: All Accounts of SQEUNZA, INC

Re: CHANGE OF REMIT TO ADDRESS

To more efficiently handle the processing of your payments, please note that, effective immediately, the 'remit-to' address on our invoices has changed as follows:

For paper checks:
SEQUENZA, INC
P.O. Box 7064,
San Francisco, CA 94120

For electronic payments:
Bank Name: Wells Fargo Bank
Routing No: 121000248
Account No: 4428952527

This change will be reflected on all future invoices, but we wanted to bring to your attention, to ensure the change is made in your accounts payable systems immediately. Please contact me if you have any questions regarding this notice.

As always, thank you for your business, and assistance in this matter!

Sincerely,

____

Strings Kozisek
President

SEQUENZA , INC.